Exhibit 99.1

RIBBIT LEAP, LTD. SECURITIES TO COMMENCE SEPARATE TRADING

Palo Alto, CA (October 29, 2020) – Ribbit LEAP, Ltd. (NYSE: LEAP.U) (the “Company”) announced today that separate trading of its common stock and warrants underlying the Company’s units would commence on or about November 2, 2020. The common stock and warrants will trade under the symbols “LEAP” and “LEAP.WS”, respectively. Units not separated will continue to be listed on the NYSE under the symbol “LEAP.U.”

The Company is a blank check company organized for the purpose of effecting a business combination with one or more target businesses. The Company’s efforts to identify a prospective partner business will not be limited to a particular industry or geographic region, although it intends to invest in visionary financial services entrepreneurs across stages—from initial idea and early stage venture to growth capital and the public markets.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the companies’ registration statements and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The companies assume no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company:

Ribbit LEAP, Ltd.

Meyer Malka, CEO

364 University Ave.

Palo Alto, California 94301

(650) 485-3758